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                                                                   EXHIBIT 10.32

                                 PROMISSORY NOTE


Amount:  $150,000,000                              Date:    February 12, 2001
                                                            Wilmington, Delaware

SECTION 1. PROMISE TO PAY.

         SECTION 1.1 For value received, Crown Media Holdings, Inc., a Delaware corporation (hereafter called "Company") and the subsidiaries signatory hereto ("Guarantors"), hereby promise to pay to the order of HC Crown Corporation, a Delaware corporation ("HC"), at such place as HC may, from time to time specify in writing, the principal amount outstanding under this Note together with all accrued interest no later than April 1, 2002.

         SECTION 1.2 The extension of funds under this Note shall not be at a rate in excess of Twenty Million Dollars ($20,000,000) a month from January 1, 2001; no extension of funds shall be made after an Event of Default and the principal amount outstanding under this Note shall not exceed One Hundred Fifty Million Dollars ($150,000,000) plus interest.

SECTION 2. DEFINITIONS.

         "Affiliate" means, with respect to any party, any entity which directly or indirectly holds a controlling interest in, is controlled by or under common control with such party.

         "Applicable LIBOR Margin" means for any day with respect to any LIBOR loan, the respective percentages set forth in the pricing grid in Section 5 corresponding to the level applicable from time to time by reference to the Maximum Leverage Ratio converted to a percent.

         "Company" has the meaning specified in the introductory clause hereto.

         "Contingent Liabilities" means guarantees of any third party obligations.

         "Cumulative Subscribers" means subscribers to HEN, Kermit, and Odyssey, carried by reputable cable or satellite distributors in their applicable regions of operation.

         "EBITDA" means GAAP EBITDA from the Company less amortized programming, dubbing, subtitling, interstitial and other related programming costs, less the minority share of majority-owned subsidiaries (to the extent the Company reports 100% of the subsidiaries' EBITDA for GAAP purposes) plus its minority share from non-wholly owned subsidiaries (to the extent not included in GAAP EBITDA). Subsidiary EBITDA to be adjusted for programming costs in the same manner as Company.

         "HC" has the meaning specified in the introductory clause hereto.

         "IPO" means the initial public offering of shares of stock occurring May 9, 2000.

         "Indebtedness" means all obligations of borrowed money of the Company, its subsidiaries (without duplication), or of any acquired business including Contingent Liabilities.

         "LIBOR" means the three month rate published the first day of each quarter in the Wall Street Journal.


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         "Maturity Date" means April 1, 2002.

         "Maximum Leverage Ratio" means Total Debt/EBITDA.

         "Total Debt" means all obligations of Company and its subsidiaries with respect to Indebtedness, notes payable, capital leases and letters of credit.

SECTION 3. USE OF PROCEEDS.

         The proceeds of the Facility shall be used: (i) to acquire and distribute film and television related properties, and (ii) for general corporate purposes.

SECTION 4. AVAILABILITY.

         Funds shall not be available hereunder until such time that the Company has utilized 100% of its IPO proceeds, consistent with the Company's business plan and the Company is in proforma compliance with all covenants.

SECTION 5. INTEREST.

         Loans provided hereunder shall bear interest at a rate equal to the Applicable LIBOR Margin, as determined in accordance with the Pricing Grid below, plus LIBOR. Interest shall be payable quarterly as defined in section
6.1. Upon the occurrence of an Event of Default, a default rate per annum of 2% above the applicable interest rate shall apply on all outstanding loans. For any period that the Maximum Leverage Ratio calculation is negative, pricing shall be at the maximum margin of the Pricing Grid set forth below.

                      MAXIMUM LEVERAGE RATIO                       APPLICABLE LIBOR MARGIN
           ---------------------------------------------- -------------------------------------------
                             x > 3.00x                                     220 bps
                      2.50x < x or = to 3.00x                              200 bps
                     2.00x < x > or =  to 2.50x                            175 bps
                         x < or = to 2.00x                                 120 bps

         All calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.

         In the event that this Note has not been fully repaid by September 1, 2001, an additional 25 bps charge will be added to the Applicable LIBOR Margin indicated in the Pricing Grid. If by December 31, 2001 any amount still remains outstanding on this facility a 50 bps charge will be added to the Applicable LIBOR Margin indicated in the Pricing Grid.

SECTION 6. REPAYMENT.

         SECTION 6.1 Subject to Company's right of prepayment as set forth herein, the obligation evidenced by this Note shall be repaid on the basis of interest only installments. Such payments shall accrue as of the end of each calendar quarter occurring during the term hereof and shall be paid on or before forty-five (45) days after the end of each such calendar quarter. Company shall pay to HC a single principal payment (together with all accrued and unpaid interest) on the Maturity Date, if not prior to.

         SECTION 6.2 Company shall have the privilege, without premium or penalty, at any time and from time to time, to prepay this Note in whole or in part.


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SECTION 7. RESPECTING INTEREST.

         In the event the interest provisions of this Note shall result, because of (a) the reduction of principal, or (b) any other reason related or unrelated to such interest provisions at any time during the life of the loan or any combination of (a) and (b), in an effective rate of interest which, for any period of time, exceeds the limits of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to principal immediately upon receipt of such monies by HC with the same force and effect as though Company had specifically designated such extra sums to be so applied to principal and HC had agreed to accept such extra payment(s) as a premium-free prepayment.

SECTION 8. COVENANTS.

         SECTION 8.1 Company shall deliver to HC not later than 45 days after the end of each fiscal quarter and not later than 90 days in the event of the fiscal year end:

         (i) A consolidated balance sheet of Company and its subsidiaries as of the end of the most recently ended fiscal year together with the consolidated statements of income, shareholder's equity, and cashflows corresponding to the same; and

         (ii) A balance sheet of Company as of the end of the most recently ended fiscal quarter (together with the consolidated statements of income, shareholder's equity, and cashflows corresponding to such period), and, if HC so requests, each such statement shall be certified by the chief financial officer or the chief accounting officer of Company as to fairness of presentation, generally accepted accounting principles and consistency (subject only to normal year-end adjustments).

         SECTION 8.2 Company shall not, and shall not permit any of its subsidiaries to:

         (i) Incur any additional Indebtedness, including capital leases in excess of $10,000,000. Unless secured by assets purchased from additional Indebtedness, the terms and conditions of additional Indebtedness shall be no less favorable to the Company or relevant subsidiary than this Note.

         (ii)     Incur any liens in excess of $5,000,000.

         (iii) Sell, lease, license, transfer or otherwise dispose of any assets other than in the ordinary course of business Section

         (iv) Merge into or consolidate or acquire substantially all the assets of any third party.

         SECTION 8.3 The Company shall achieve the following minimum quarterly results for Cumulative Subscribers, last twelve months Revenue and last twelve months EBITDA:

                                       CUMULATIVE
                                      SUBSCRIBERS           LTM REVENUE             LTM EBITDA
                                   ------------------- ---------------------- ------------------------
                         06/30/01        65.0MM              $100.0MM               $ (75.0MM)
                         09/30/01        65.0MM              $100.0MM               $ (75.0MM)
                         12/31/01        65.0MM              $100.0MM               $ (75.0MM)
                         03/31/02        70.0MM              $150.0MM               $(100.0MM)



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SECTION 9. EVENTS OF DEFAULT.

         Each of the following shall constitute an event of default hereunder (an "Event of Default"):

         (i) The failure of Company to make any payment of interest hereunder when the same is due and payable or to pay the principal balance in the lump sum or balloon payment when the same is due and payable, and such failure to pay continues for a period of ten (10) days or more after written notice thereof from HC;

         (ii) The failure of Company to provide timely financial information or certification as required by Section 8 if such failure continues for a period of thirty (30) days or more after such information or certification is due and HC has made a written demand upon Company for the same;

         (iii) The failure to observe or perform any other term or covenant contained in this Agreement and such default shall continue for a period of twenty (20) days after the date upon which written notice thereof is given to the Company by the Payer.

SECTION 10. REMEDIES.

         Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default hereunder, HC shall have the right to declare the entire unpaid amount of principal and interest hereunder immediately due and payable in full without presentation, demand or protest, each of which is hereby waived by Company and Guarantors.

SECTION 11. WAIVERS.

         SECTION 11.1 The failure by HC to exercise any right or remedy available hereunder in the Event of Default shall in no event be construed as a waiver or release of the same. Likewise, HC shall not, by any act or omission or commission, be deemed to waive any right hereunder unless such waiver is evidenced in writing and signed by HC, and then only to the extent specifically set forth in such writing. Moreover, a waiver with respect to any one event shall not be construed as continuing or as a bar to or waiver of HC's rights or remedies with respect to any subsequent event.

         SECTION 11.2 Company and Guarantors expressly waive presentment for payment, notice of dishonor, protest, notice of protest, diligence of collection, and each other notice of any kind, and hereby consent to any number of renewals or extensions of time for payment hereof, which renewals and extensions shall not affect the liability of Company.

         SECTION 11.3 Company and Guarantors hereby waive and release all errors, defects and imperfections in any proceeding instituted by HC under the terms hereof as well as all benefits that might accrue to Company or Guarantors by virtue of any present or future laws exempting any property, real, personal or mixed, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Company and Guarantors agree that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part or in any other manner desired by HC.


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SECTION 12. LICENSE.

         As further consideration for the loans provided hereunder, Company hereby grants to HC and its Affiliates the royalty-free right to utilize any technology which is developed at any time prior to the fifth anniversary of this Note by or for Company or any of its Affiliates. Company will keep HC's designated representatives advised of all technological developments during such period.

SECTION 13. NOTICES.

         Each notice required to be given to any party hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when sent by certified or registered mail, return receipt requested, to the party at its respective address as follows:

                  COMPANY:           Crown Media Holdings, Inc.
                                     6430 S. Fiddlers Green Circle
                                     Englewood, Colorado  80111
                            Attn:    Mark Thompson

                  HC:                HC Crown Corporation
                                     103 Foulk Road, Suite 214
                                     Wilmington, DE  19803
                                     Attn:    David C. Eppes, Vice President and
                                              Controller

SECTION 14. ASSIGNABILITY.

         This Agreement shall be binding upon and inure to the benefit of Company and HC and their respective successors and assigns; provided, however, that this Agreement, or any portion thereof, may not be assigned by Company without the written consent of HC.

SECTION 15. MODIFICATIONS.

         This Note may be modified only by means of an agreement in writing signed by Company and HC. Any amendment, extension of time or any other modification shall not affect Guarantors' obligations hereunder.

SECTION 16. GOVERNING LAW.

         This Note shall be governed by and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

SECTION 17. HEADINGS.

         The heading preceding the text of each Section hereof is inserted solely for convenience of reference and shall not constitute a part of this Note, nor shall the same affect the meaning, construction of effect hereof.

SECTION 18. SEVERABILITY.

         If any provision of this Note or the application thereof is declared by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall be unaffected and remain valid and enforceable to the fullest extent permitted by law.


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         IN WITNESS WHEREOF, the undersigned officers have executed this Note as of the day and year first above written thereby legally binding such party to the terms hereof.


                                              CROWN MEDIA HOLDINGS, INC.

                                              By      /s/ WILLIAM J. ALIBER
                                                      -------------------------
                                              Name:   William J. Aliber
                                                      -------------------------
                                              Title:  Chief Financial Officer
                                                      -------------------------

As Guarantor of the obligations hereunder:

                                   CROWN MEDIA INTERNATIONAL, INC.

                                   By      /s/ WILLIAM J. ALIBER
                                           -------------------------
                                   Name:   William J. Aliber
                                           -------------------------
                                   Title:  Chief Financial Officer
                                           -------------------------


                                   ODYSSEY HOLDINGS, L.L.C.

                                   By      /s/ MARGARET A. LOESCH
                                           -------------------------
                                   Name:   /s/ MARGARET A. LOESCH
                                           -------------------------
                                   Title:  President and Chief Executive Officer
                                           -------------------------



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